FORM OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

dated [—], 2013

This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of [—], 2013 (this “Agreement”), by and among CONSTELLIUM N.V., a public limited liability company incorporated and existing under the laws of the Netherlands (the “Company”), and the parties hereto (the “Parties”), amend and restate that certain Shareholders Agreement, dated as of January 4, 2011 (the “Original Agreement”), by and among the Parties.

PARTIES:

(A)	Constellium N.V., a public limited liability company incorporated and existing under the laws of the Netherlands, whose principal executive office is at Tupolevlaan 41-61, 1119 NW, Schiphol-Rijk, the Netherlands.

(B)	Apollo Omega (Lux) S.à r.l., a private limited liability company incorporated under the laws of Luxembourg, whose registered office is at 7, Val Ste Croix, L1371 Luxembourg.

(C)	AMI (Luxembourg) S.à r.l., a private limited liability company incorporated under the laws of Luxembourg, whose registered address is at L-2540 Luxembourg, Rue Edward Steichen 15 (each of Apollo Omega (Lux) S.à r.l. and AMI (Luxembourg) S.à r.l., an “Apollo Shareholder” and together, the “Apollo Shareholders”).

(D)	Rio Tinto International Holdings Ltd., a private limited company incorporated under the laws of England and Wales, whose registered office is at 2 Eastbourne Terrace, London, W2 6LG, United Kingdom (“Rio Tinto Shareholder”).

(E)	Fonds Stratégique d’Investissement, a société anonyme incorporated under the laws of France, whose registered office is at 56 rue de Lille, 75007, Paris (“FSI Shareholder”).

WHEREAS:

(A)	On December 23, 2010, the Company entered into a sale and purchase agreement with Alcan Holdings Switzerland AG and certain affiliates thereof (the “SPA”) relating to the acquisition by the Company of Rio Tinto plc’s Engineered Products business, which consists of the fabrication, production and transformation of aluminium and composites plates and wide aluminium coils, flat rolled products, aluminium extrusions and aluminium and composites solutions.

(B)	The parties entered into the Original Agreement, effective as of the time of Completion, in order to set out the terms governing the relationship of Apollo, Rio Tinto and FSI as shareholders of the Company and certain aspects of their affairs and dealings with the Company and its Subsidiaries.

(C)	The parties and the Company desire to amend and restate the Original Agreement in connection with the initial public offering of ordinary shares of the Company (the “IPO”), which the Company completed on [—], 2013.

(D)	Pursuant to Section 9.3 of the Original Agreement, the Original Agreement may be amended with the written consent of all the Parties. The Parties have, by executing and delivering this Agreement, provided such written consent.

IT IS AGREED:

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Additional Consideration Deed” means the additional consideration deed dated as of the date of this Agreement, by and among the Apollo Shareholders, the FSI Shareholder, Alcan Holdings Switzerland AG and the Company.

“affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, including, but not limited to, such Person’s Subsidiaries. Unless otherwise specifically stated, the term “affiliate” does not include:

(i) the Company or any of its Subsidiaries when used with respect to any Investor or any affiliate thereof;

(ii) Investors and their affiliates (who are not members of the Group) when used with respect to the Company or any Subsidiary of the Company; or

(iii) any controlled portfolio company or portfolio investment of Apollo or FSI when used with respect to Apollo and FSI, respectively.

The terms “affiliated” and “affiliation” shall have correlative meanings. For purposes of this definition, the terms “control,” “controlling” and “controlled” as they relate to any Person mean the power, direct or indirect – alone or as a concert party together with one or more affiliates of such Person – to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Shareholders Agreement, as it may be amended from time to time.

“AL-Li Information” has the meaning set forth in Section 3.1(d).

“Apollo” means the Apollo Shareholders and any affiliate thereof that holds Shares in accordance with this Agreement.

“Apollo Registration Demand” has the meaning set forth in Section 4.1(a).

“Apollo Shareholder” and “Apollo Shareholders” each has the meaning set forth in the preamble to this Agreement.

“Board” has the meaning set forth in Section 2.1(a).

“Board Rules” means the rules governing the Board’s best practices and principles, as they may be further amended from time to time.

“Business” means the business of the Group as of Completion, together with extensions and revisions to such business consistent with industry and technological developments from time to time.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in London, Amsterdam and New York are authorized or obligated by law or executive order to close.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Articles” means the Company’s amended and restated articles of association, as they may be further amended from time to time.

“Company Registration” has the meaning set forth in Section 4.2(a).

“Company Securities” has the meaning set forth in Section 4.2(c)(i).

“Completion” has the meaning set forth in the SPA.

“Completion Date” means January 4, 2011.

“Confidential Information” has the meaning set forth in Section 3.2(a).

“Demand Notice” has the meaning set forth in Section 4.1(a).

“Director” has the meaning set forth in Section 2.1(a).

“Dispute” has the meaning set forth in Section 6.12(a).

“FSI” means FSI Shareholder and any affiliate thereof that holds Shares in accordance with this Agreement.

“FSI Registration Demand” has the meaning set forth in Section 4.1(c).

“FSI Shareholder” has the meaning set forth in the preamble to this Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, body, commission or instrumentality of France, the Netherlands, the United Kingdom or any other nation, or any state or other political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group” means the Company and its Subsidiaries.

“Information Recipient” has the meaning set forth in Section 3.2(a).

“Insolvency Event” means any of the following steps being taken in respect of the relevant member of the Group:

(i) winding up or dissolving the relevant member of the Group;

(ii) obtaining an administration order in respect of the member of the Group;

(iii) inviting any person to appoint a receiver or receiver and manager of the whole or any part of the business or assets of the relevant member of the Group;

(iv) presenting a petition or convening a meeting for the bankruptcy, winding-up, recovery or similar proceedings (including a general agreement with any of its creditors) in respect of the relevant member of the Group;

(v) proposing or making any arrangement or composition with, or any assignment for the benefit of, its creditors generally, or proposing or making any arrangement involving conversion or exchange of any material part of its indebtedness to or for equity interests in any member of the Group; or

(vi) doing anything similar or analogous to those steps referred to in paragraphs (i) to (v) above, in any jurisdiction.

“Investor” means each of Apollo, Rio Tinto and FSI.

“Investor Registration Demand” has the meaning set forth in Section 4.1(c).

“Law” means any law, constitution, treaty, code, statute, rule, regulation, ordinance or other pronouncement of a Governmental Authority having a similar effect and any Order.

“LCIA” has the meaning set forth in Section 6.12(c).

“Management Equity Plan” means the management equity plan of the Company.

“Observer” has the meaning set forth in the Section 2.2.

“Order” means any order, writ, judgment, stipulation, decree, injunction, award or decision of, or consent agreement or similar arrangement with, any Governmental Authority.

“Original Agreement” has the meaning set forth in the preamble to this Agreement.

“parties” has the meaning set forth in the preamble to this Agreement and each other Person who may become a party to this Agreement, and “party” means each of them individually.

“Percentage Interest” means, with respect to any Investor at any time, the percentage derived by dividing (i) the total number of Shares owned by such Investor and its affiliates by (ii) the total number of outstanding Shares (but excluding Shares issued pursuant to the Management Equity Plan).

“Person” means any individual, partnership, corporation, limited liability company, association, unincorporated organization, trust, joint venture or other entity or any Governmental Authority.

“Purchaser’s Group” means the group of companies comprising the Company and its direct and indirect Subsidiaries.

“Registrable Securities” means any Shares held or acquired by an Shareholder, and any other securities issued or issuable with respect to such Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided that no Share shall be a Registrable Security if (a) a Registration Statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has been disposed of by the Investor pursuant to such effective Registration Statement, (b) it has been issued to the Investor pursuant to an effective registration statement, (c) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or it is eligible for sale under such Rule 144 without regard to any volume limitations, (d) it shall have been otherwise transferred and a new certificate for it not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company, or (e) such Shares shall have ceased to be outstanding; provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 4.2, including, without limitation, all registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes, fees of transfer agents and registrars, and the reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities and one local counsel per foreign jurisdiction, but excluding any underwriting discounts and selling commissions only to the extent applicable on a per share basis to Registrable Securities of the selling holders.

“Registration Statement” means any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means a Person’s affiliates and the directors, officers, employees, representatives, advisers or agents of such Person and such Person’s affiliates.

“Rio Tinto” means Rio Tinto Shareholder and any affiliate thereof that holds Shares in accordance with this Agreement.

“Rio Tinto Registration Demand” has the meaning set forth in Section 4.1(b).

“Rio Tinto Shareholder” has the meaning set forth in the preamble to this Agreement.

“Section 4.2(c) Sale Number” has the meaning set forth in Section 4.2(c).

“Section 4.2(d) Sale Number” has the meaning set forth in Section 4.2(d).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Shareholder Registration” has the meaning set forth in Section 4.2(a).

“Shareholder Registration Demand” has the meaning set forth in Section 4.1(c).

“Shareholders” means the Apollo Shareholders, the Rio Tinto Shareholder and the FSI Shareholder collectively.

“Shares” means ordinary shares of the Company, par value €0.01 per share.

“Shelf Registration Statement” has the meaning set forth in Section 4.1(d)(i).

“SPA” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to any Person, any corporation 50 percent or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person, directly or indirectly through one or more Subsidiaries, and any other Person, including, but not limited to, a joint venture, a general or limited partnership or a limited liability company, in which such Person, directly or indirectly through one or more Subsidiaries, at the time owns at least 50 percent or more of the ownership interests entitled to vote in the election of managing partners, managers or trustees thereof (or other Persons performing similar functions) or acts as the general partner, managing member, trustee (or Persons performing similar functions) of such other Person; provided that, notwithstanding the foregoing, the Company and its Subsidiaries shall not be deemed to be Subsidiaries of any Investor or any Investor’s affiliates (other than affiliates who are Group members) for purposes of this Agreement.

“Underwritten Offering” means a sale of Shares to an underwriter for reoffering to the public.

Section 1.2 Other Interpretation Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, and any subsection, Section and Schedule references are to subsections and sections of, and schedules to, this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

Section 1.3 Schedules. The Schedules attached to this Agreement shall be deemed to be incorporated into and form a part of this Agreement.

ARTICLE 2

BOARD OF DIRECTORS

Section 2.1 Board of Directors.

(a) The Board of Directors of the Company (the “Board”) shall be made up of the number of individuals (each, a “Director”) as specified in the Company Articles and Board Rules. The Company Articles and Board Rules govern Board proceedings.

(b) In the event that any Investor’s Percentage Interest becomes less than any Percentage Interest that is specified in the provisions of this Article 2 or Section 3.1(c) as the minimum Percentage Interest required in order to be entitled to certain rights, such rights shall terminate and cease to be effective from and after the time that its Percentage Interest becomes less than such specified minimum Percentage Interest, notwithstanding any subsequent increase in such Investor’s Percentage Interest.

(c) Subject to the requirements of applicable listing standards and applicable best practices (it being agreed that an Investor may opt out of these provisions if it would be deemed to be acting in concert with one or more other Investors and does not wish to do so):

(i) Rio Tinto shall be entitled to designate for binding nomination one Director to the Board so long as its Percentage Interest is equal to or greater than 10 percent or it continues to hold all of the Shares it subscribed for at Completion;

(ii) FSI shall be entitled to designate for binding nomination one Director to the Board so long as its Percentage Interest is equal to or greater than or equal to 4 percent or it continues to hold all of the Shares it subscribed for at Completion; and

(iii) Apollo shall be entitled to designate for binding nomination (i) a majority of the Directors comprising the Board for so long as its Percentage Interest is equal to or greater than 40 percent or it continues to hold all of the Shares it subscribed for at Completion, and in each case provided no person who is not an affiliate of Apollo holds a majority of the Shares then in issue, or (ii) in the event that Apollo does not satisfy either of the foregoing requirements, two Directors to the Board so long as its Percentage Interest is equal to or greater than 10 percent.

For purposes of this Section 2.1(c), the amount of Shares that each Investor subscribed for at Completion shall be equitably adjusted for stock splits, stock dividends, combinations, reorganizations or similar events.

(d) Each of the Investors and the individuals designated by the Investors will use its and their reasonable best efforts and will promptly take all actions required to effectuate fully the provisions of this Section 2.1 to ensure that the individuals included in the binding nomination to the Board are the individuals designated by the non-executive directors for binding nomination at the general meeting or any special meeting of the Company’s shareholders. In addition, each of the Investors agrees that it shall vote in a favor for each Director included in the binding nomination as designated by the Investors in accordance with this Section 2.1 at any general or special meetings of the Company’s shareholders, or participating in an action by written consent.

Section 2.2 Board Observers. Rio Tinto so long as its Percentage Interest equals or exceeds 10 percent, and FSI so long as (a) its Percentage Interest equals or exceeds 7.5 percent or (b) it continues to hold at least the number of Shares it held as of immediately following the effective time of IPO (including all Shares acquired by the FSI Shareholder from the Apollo Shareholders, the Rio Tinto Shareholder and/or the underwriters in the IPO in accordance with the Share Purchase Agreement, dated as of [—], 2013, between the FSI Shareholder, the Apollo Shareholders and the Rio Tinto Shareholder), and subject to equitable adjustment for stock splits, stock dividends, combinations, reorganizations or similar events, shall each be entitled upon written request to appoint one individual as an observer to attend all meetings of the Board of Directors (the “Observer”), which individual shall be reasonably acceptable to the Board (such approval not to be unreasonably withheld or delayed). The Company shall give each Observer written notice of each meeting of the Board of Directors, together with any materials provided to members of the Board at the same time such materials and information are given to the members of the Board and shall permit each Observer to attend as an observer at all meetings (including executive sessions) thereof. Notwithstanding the foregoing, the Company or the Board shall have the right to withhold any information and to exclude any Observer from any meeting or portion thereof if the Board reasonably determines in good faith, after consultation with counsel, that attendance by such Observer would conflict with requirements under applicable Law or would be necessary to protect the attorney-client privilege between the Company and counsel. Each Investor shall cause its Observer to agree to hold in confidence and to act in a fiduciary manner with respect to all information provided to such Observer. No Observer shall have any right to vote on any matter presented to the Board or any committee thereof.

Section 2.3 Director Removal and Resignation; Filling of Vacancies. Each Director designated for nomination by an Investor pursuant to Section 2.1 shall hold such position until a successor is designated for nomination by such Investor or until his or her earlier death, disability, resignation or removal, or such earlier time as the Investor who appointed such Director is no longer entitled to designate for nomination such Director pursuant to Section 2.1. In the event of a vacancy caused by the death, disability, resignation or removal of a Director, the Investor who had designated that Director for nomination pursuant to Section 2.1 shall have the right to designate for nomination a different individual to fill the vacancy, and each Investor and the individuals designated by the Investors will use their reasonable endeavours to ensure such individual is nominated by the Board for binding nomination at the general meeting or any special meeting of the Company’s shareholder and the Company shall cooperate in this regard. In the event that any Investor ceases to hold the Percentage Interest referenced in Section 2.1(c) and as a result ceases to have the right to designate for binding nomination one or more Directors, (i) such Investor shall procure the immediate removal of such Director(s), and (ii) the Company and each other Investor agrees to use its reasonable endeavours to assist with the removal of such Director(s).

ARTICLE 3

INFORMATION RIGHTS

Section 3.1 Access to Information.

(a) Subject to applicable law, the Company shall provide to each Investor:

(i) a copy of the audited consolidated accounts of the Group in respect of each fiscal year as soon as reasonably available and in any event not later than 120 calendar days after the end of each fiscal year;

(ii) a copy of the unaudited consolidated accounts of the Group in respect of each fiscal quarter for the first three fiscal quarters of each fiscal year as soon as reasonably available and in any event not later than 75 calendar days after the end of each such fiscal quarter;

(iii) a copy of the annual budget for the Group for each fiscal year, as well as a business plan of the Group, in each case in such form as the Company prepares in the ordinary course of business, as soon as reasonably available and in any event not later than 10 Business Days prior to the proposed date of the Board meeting to approve such budgets and plans; provided that each Investor shall have a reasonable right of consultation with respect to the preparation of and any agreement on the annual budget and business plan prior to presentation thereof to the Board;

(iv) a copy of any monthly management report and rolling 13-week liquidity forecast prepared by the Company in the ordinary course, as soon as reasonably available; and

(v) any information (A) reasonably required by a requesting Investor in order for such Investor to comply with applicable Laws and any tax, investor or regulatory reporting requirements, or (B) which the Investor reasonably requests to keep it properly informed about the financial and business affairs of the Group, it being agreed that Investors shall not require, except as required by applicable Law, tax, regulatory or reporting requirements, the Company to prepare new reports outside the ordinary course.

(b) Each of the Investors will have equal rights of access to information regarding the Company and the Group, subject to the specific provisions of this Article 3.

(c) The information rights provided by this Section 3.1 shall terminate with respect to any Investor:

(i) in the case of Sections 3.1(a)(i) and (ii), at such time as the Investor’s Percentage Interest is less than 1 percent;

(ii) in the case of Sections 3.1(a)(iv), 3.1(a)(v)(B) and 3.1(b), at such time as an Investor no longer has the right to designate at least one Director; and

(iii) in the case of Section 3.1(a)(iii) and 3.1(a)(v)(A), at such time as the Investor’s Percentage Interest is less than 2 percent; provided, however, that the consultation right afforded by the proviso in Section 3.1(a)(iii) shall terminate at such time as the Investor’s Percentage Interest is less than 4 percent.

(d) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to withhold from Rio Tinto, its Affiliates and its designated Directors, any technical, proprietary or commercially sensitive competitive information relating to the Group’s production of Aluminium-Lithium Alloys and strategic plans, initiatives and opportunities in connection therewith (the “AL-Li Information”), and any Directors designated for election or appointment to the Board by Rio Tinto and any Observers appointed by Rio Tinto pursuant to Section 2.2, shall recuse themselves from the portion of the Board meeting at which such information, plans, initiatives and opportunities are to be discussed by the Board. No other Board agenda items other than in relation to the AL-Li Information shall be substantively discussed while such Directors are recused. With respect to materials provided to the Board that contain both AL-Li Information and other information, the Company may redact the AL-Li Information from materials provided to Rio Tinto or Rio Tinto-designated Directors.

Section 3.2 Confidentiality.

(a) As used in this Agreement, “Confidential Information” means all information relating to the financial condition, business, operations or prospects of the Company or any of its Subsidiaries, or of any Investor or affiliate of any Investor (in each case including information relating to their respective customers or suppliers), which is furnished to any Investor or any affiliate of an Investor or, in the case of Confidential Information of any Investor or affiliate thereof, to the Company or its Subsidiaries (each recipient, in such capacity, an “Information Recipient”) pursuant to this Agreement or otherwise in connection with the business or governance of the Group.

(b) Subject to Section 3.2(c), each Information Recipient undertakes that it shall, and shall procure that its Representatives shall:

(i) use Confidential Information solely in connection with its investment in the Company and the operation of the Group’s businesses, and for no other purpose;

(ii) treat all Confidential Information with the same degree of care and confidentiality that it affords its own trade secrets and proprietary information; and

(iii) keep confidential at all times and not permit or cause the disclosure of any Confidential Information to any Person, other than, to the extent permitted by Law, to Representatives of such Information Recipient who need to know such information in the normal course of the performance of their duties reasonably related to the Company or the Information Recipient’s investment in the Company, and who are informed of and agree to comply with the terms and conditions of this Section 3.2, and provided such Representative is not directly involved in the operational or management affairs of any Person who competes with the Group.

Each Investor shall be responsible for any breach of the terms of this Section 3.2 by any of its affiliates who is an Information Recipient, and its and their Representatives.

(c) The obligation of confidentiality under Section 3.2(b) shall not apply to:

(i) information which at the date of disclosure is within the public domain (other than as a result of a breach of this Section 3.2);

(ii) the disclosure of information to the extent required (based on advice of counsel) by Law or any Governmental Authority; provided that such Information Recipient shall give the Company and relevant Investor prompt notice of such request(s), to the extent practicable, so that the Company or the relevant Investor may seek an appropriate protective order or similar relief (and the Information Recipient shall cooperate with such endeavours, and shall in any event make only the minimum disclosure required by such law, rule or regulation);

(iii) the disclosure of Confidential Information provided to a bona fide potential purchaser of an Investor’s Shares or other securities of the Company, so long as (A) such purchaser is not a material competitor of the Group, (B) prior to receipt of any Confidential Information, such potential purchaser enters into a customary confidentiality undertaking with the Company, and (C) the disclosing Investor consults with the Company regarding provision of Confidential Information and follows the Company’s directions, if any, with respect to non-disclosure of commercially sensitive information; or

(iv) information which is independently developed by the Information Recipient, other than from Confidential Information.

Section 3.3 Compliance with Antitrust Laws. Each Investor shall, and shall cause its affiliates to, comply with applicable antitrust Laws regarding the sharing of information relating to the Company or any of its Subsidiaries.

Section 3.4 Public Statements. Each Investor will refrain from making public statements relating to the business affairs of the Group and the Shares, except to the extent such statements either (a) are materially consistent with prior public statements made and agreed by the parties, (b) has received prior approval from the Company or (c) is permitted in accordance with Section 3.2(c)(ii) above. The Investors will cooperate with each other and provide prior notice of any such disclosures, except as covered by clause (a) of this Section 3.4.

ARTICLE 4

REGISTRATION RIGHTS

Section 4.1 Demand Registration Rights.

(a) Apollo Registration Rights. Subject to the provisions of this Section 4.1, at any time and from time to time after the date of this Agreement, Apollo may make up to 4 written demands, but no more than one such demand in any one hundred eighty (180)-day period (each, an “Apollo Registration Demand”) to the Company requiring the Company to register, under and in accordance with the provisions of the Securities Act, all of Apollo’s Shares or a part of the Apollo’s Shares for which the anticipated proceeds from the sale of such Shares is in excess of $50 million. All Apollo Registration Demands made pursuant to this Section 4.1 will specify the aggregate amount of Shares to be registered, the intended methods of disposition thereof (including whether the offering is to be an Underwritten Offering) and the registration procedures to be undertaken by the Company in connection therewith (a “Demand Notice”).

(b) Rio Tinto Registration Rights. Subject to the provisions of this Section 4.1, at any time and from time to time after the date of this Agreement, Rio Tinto Shareholder may make up to 3 written demands, but no more than one such demand in any one hundred eighty (180)-day period (each, a “Rio Tinto Registration Demand”) to the Company requiring the Company to register, under and in accordance with the provisions of the Securities Act, all of Rio Tinto’s Shares or a part of Rio Tinto’s Shares for which the anticipated proceeds from the sale of such Shares is in excess of $50 million. All Rio Tinto Registration Demands made pursuant to this Section 4.1 will be pursuant to a Demand Notice.

(c) FSI Registration Rights. Subject to the provisions of this Section 4.1, at any time and from time to time after the date of this Agreement, FSI may make up to 2 written demands, but no more than one such demand in any one hundred eighty (180)-day period (each, a “FSI Registration Demand” and collectively with the Apollo Registration Demand and Rio Tinto Registration Demand, “Investor Registration Demand”) to the Company requiring the Company to register, under and in accordance with the provisions of the Securities Act, all of FSI’s Shares or a part of FSI’s Shares for which the anticipated proceeds from the sale of such Shares is in excess of $50 million. All FSI Registration Demands made pursuant to this Section 4.1 will be pursuant to a Demand Notice.

(d) Shelf Registration Demands.

(i) Notwithstanding Sections 4.1(a), 4.1(b) or 4.1(c), at any time that the Company shall be eligible to file a shelf registration statement (a “Shelf Registration Statement”) pursuant to Rule 415 promulgated under the Securities Act or any successor form under any successor rule, as applicable, with respect to the Registrable Securities of a Shareholder, but such Shelf Registration is not effective, any Investor may demand that a Shelf Registration Statement be filed, and such request shall be treated by the Company as an Investor Demand Request under the terms of this Agreement, but such demand will not count as one of the Investor’s demands.

(ii) At any time a Shelf Registration shall be effective, each Investor shall be permitted to effect an unlimited number of (A) non-Underwritten Offerings or (B) shelf-take-downs off the Shelf Registration Statement (which may be underwritten public offerings), including any underwritten “block trades,” in each case, without notice to, or inclusion of, any other Investor’s Registrable Securities, it being understood that the Company’s obligations in Section 4.1(e) hereof shall in no way be reduced in such case.

(e) Registration Obligations and Procedures.

(i) Subject to the remaining provision in this Section 4.1(e), promptly upon receipt of any such Demand Notice, the Company will file the applicable Registration Statement as soon as reasonably practicable and will use its best efforts to, in accordance with the terms set forth in the Demand Notice, effect within one hundred eighty (180) days of the filing of such Registration Statement the registration under the Securities Act (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of Shares that the Company has been so required to register. Notwithstanding the prior sentence, but subject to Section 4.1(d)(ii), the Company shall have no obligation to effect more than two registrations pursuant to any Investor Registration Demand in any 180-day period.

(ii) Notwithstanding the first sentence of Sections 4.1(a), 4.1(b) or 4.1(c), in the event that a Shareholder withdraws an Investor Registration Demand prior to (i) in the case of a registration on a Form F-3 Registration Statement or any similar short form registration statement available for use under the Securities Act, the filing of the preliminary prospectus in respect of such offering, or (ii) in the case of a registration on any other form available for use under the Securities Act, including a Form F-1 Registration Statement, prior to the filing of the initial registration statement in respect of such offering, then, in each case, upon such withdrawal, such request for registration shall not be considered an Investor Registration Demand and shall not reduce the number of applicable Investor Registration Demands available to the applicable Investor.

(iii) If the Company receives an Investor Registration Demand and the Company furnishes to the Investor making such demand a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for a Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the demand for such registration from Apollo, Rio Tinto or the FSI Shareholder, respectively. The Company shall not be permitted to provide such notice more than twice in any three hundred sixty (360)-day period. If the Company shall so postpone the filing of a Registration Statement, the Investor may withdraw the applicable Investor Registration Demand by so advising the Company in writing within thirty (30) days after receipt of the notice of postponement. In the event that an Investor withdraws the applicable Investor Registration Demand in the manner provided in the preceding sentence, such request for registration shall not be considered an Investor Registration Demand and shall not reduce the number of applicable Investor Registration Demands available to the applicable Investor. In addition, if the Company receives an Investor Registration Demand and the Company is then in the process of preparing to engage in a public offering, the Company shall inform the notifying Investor of the Company’s intent to engage in a public offering and may require such Investor to withdraw such Investor Registration Demand, as the case may be, for a period of up to one hundred twenty (120) days so that the Company may complete its public offering. In the event that the Company ceases to pursue such public offering, it shall promptly inform Apollo, Rio Tinto or FSI, as applicable, and such Investor shall be permitted to submit a new Demand. For the avoidance of doubt, each Investor shall have the right to participate in the Company’s public offering of Shares as provided in Section 4.2 pro rata based on its Percentage Interest.

(iv) Registrations under this Section 4.1 shall be on such appropriate registration form of the SEC (A) as shall be selected by the Company and as shall be reasonably acceptable to Apollo, Rio Tinto or the FSI Shareholder, as applicable, and (B) as shall permit the disposition of such shares in accordance with the intended method or methods of disposition specified in the Demand Notice; provided, however, that (i) the Company shall provide each Investor and its counsel with a reasonable opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) prior to filing with the SEC, and (ii) the Company shall notify each Investor and its counsel of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice or objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto and take all reasonable action required to prevent the entry of such stop order or similar notice or to remove it if entered. If, in connection with any registration under this Section 4.1 that is proposed by the Company to be on Form F-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(v) The Company shall use its reasonable best efforts to keep any Registration Statement filed in response to any Investor Registration Demand effective for as long as is necessary for the Investor to dispose of the covered securities. The Company shall notify the Investors upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall promptly prepare a supplement or amendment to such prospectus so that such prospectus shall not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (unless the Company makes the election provided in Section 4.1(e)(iii)).

(vi) In the case of an Underwritten Offering in connection with an Apollo Registration Demand, Apollo shall select the underwriters, provided that the managing underwriter shall be a nationally recognized investment banking firm. Apollo shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement in connection with an Apollo Registration Demand, the applicable underwriting discount and other financial terms (including the material terms of the applicable underwriting agreement) and determine the timing of any such registration and sale, subject to this Section 4.1(d), and Apollo shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering (except with respect to any Shares sold by another Investor or the Company).

(vii) In the case of an Underwritten Offering in connection with a Rio Tinto Registration Demand, Rio Tinto shall select the underwriters, provided that the managing underwriter shall be a nationally recognized investment banking firm. Rio Tinto shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement in connection with a Rio Tinto Registration Demand, the applicable underwriting discount and other financial terms (including the material terms of the applicable underwriting agreement) and determine the timing of any such registration and sale, subject to Section 4.1(d), and Rio Tinto shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering (except with respect to any Shares sold by another Investor or the Company).

(viii) In the case of an Underwritten Offering in connection with a FSI Registration Demand, FSI shall select the underwriters, provided that the managing underwriter shall be a nationally recognized investment banking firm. FSI shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement in connection with a FSI Registration Demand, the applicable underwriting discount and other financial terms (including the material terms of the applicable underwriting agreement) and determine the timing of any such registration and sale, subject to Section 4.1(d), and FSI shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering (except with respect to any Shares sold by another Investor or the Company).

(f) No Inconsistent Agreements. The Company represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with this Section 4.1. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or conflicts with the rights granted under this Section 4.1.

Section 4.2 Piggyback Registration Rights.

(a) Piggyback Rights. Subject to Section 4.2(d), if the Company at any time proposes to register any Shares for its own account (a “Company Registration”) or for the account of any Investor possessing demand rights (including in connection with an Investor Registration Demand) (a “Shareholder Registration”) under the Securities Act by registration on Form F-1 or Form F-3 or any successor or similar form(s) (except registrations on any such Form or similar form(s) solely for registration of securities in connection with an employee benefit plan, a dividend reinvestment plan or a merger or consolidation, or incidental to a transaction that is not a public offering within the meaning of Section 4(a)(2) of the Securities Act, including a resale under Rule 144A thereunder), it will at such time give prompt written notice to any Investor owning Registrable Securities of its intention to do so, including the anticipated filing date of the Registration Statement and, if known, the number of Shares to be included in such Registration Statement, and of the Investor’s rights under Section 4.2. Upon the written request of a Shareholder (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Shareholder and such other information as is reasonably required to effect the registration of such Shares), made as promptly as practicable and in any event within fifteen (15) days after the receipt of any such notice (five (5) days if the Company states in such written notice or gives telephonic notice to such Shareholder, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form F-3 and (ii) such shorter period of time is required because of a planned filing date), the Company, subject to Section 4.2(c), shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Shareholders; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination to the Shareholders requesting registration under this Section 4.2 (which such Shareholders will hold in strict confidence) and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

(b) Investor Withdrawal. Each Investor shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 4.2 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw, provided, however, that in the case of an underwritten offering, an Investor requesting that its shares be included may only subsequently withdraw its shares if the anticipated price per share falls below the low end of the range set forth in the latest preliminary prospectus.

(c) Company Registration Underwriters’ Cutback. In the case of a Company Registration, if the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration pursuant to this Section 4.2, when added to the number of other securities to be offered in such registration by the Company, would materially adversely impact the purchase price obtained for the securities to be included or the total proceeds contemplated in such offering, then the Company shall include in such registration, to the extent of the total number of securities which the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the “Section 4.2(c) Sale Number”), securities in the following priority:

(i) first, all Shares or securities convertible into, or exchangeable or exercisable for, Shares that the Company proposes to register for its own account (the “Company Securities”); and

(ii) second, to the extent that the number of Company Securities to be included is less than the Section 4.2(c) Sale Number, the Registrable Securities requested to be included by the Investors; the securities requested to be included pursuant to this Section 4.2(c)(ii) shall be included on a pro rata basis based on the number of Registrable Securities subject to registration rights owned by each holder requesting inclusion in relation to the number of Registrable Securities then owned by all holders requesting inclusion.

(d) Shareholder Registration Underwriters’ Cutback. In the case of a Shareholder Registration, if the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Shares and Registrable Securities requested to be included in such registration would materially adversely impact the purchase price obtained for the securities to be included or the total proceeds contemplated in such offering, then the Company shall include in such registration, to the extent of the total number of securities which the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (subject to the last paragraph of this Section 4.2(d), the “Section 4.2(d) Sale Number”), securities in the following priority:

(i) first, the Registrable Securities requested to be included by the Persons exercising demand rights in connection with such Shareholder Registration (it being understood that Shareholders may jointly exercise demand rights); and

(ii) second, to the extent that the number of securities to be included in the registration pursuant to Section 4.2(d)(i) is less than the Section 4.2(d) Sale Number, the Registrable Securities requested to be included by the Investors exercising piggyback rights pursuant to this Section 4.2; the securities requested to be included pursuant to this Section 4.2(d)(ii) shall be included on a pro rata basis based on the number of Registrable Securities subject to registration rights owned by each holder requesting inclusion in relation to the number of Registrable Securities then owned by all holders requesting inclusion.

(e) Participation in Underwritten Offerings.

(i) Any participation by the Investors in a registration by the Company shall be in accordance with the plan of distribution of the Company (subject, in the case of an Investor Registration pursuant to an Investor Registration Demand, to the rights of Apollo, Rio Tinto or FSI, as applicable, in Section 4.1). Except as provided in Sections 4.1(e)(vi), (vii) and (viii), in all Underwritten Offerings, the Company shall have sole discretion to select the underwriters.

(ii) In connection with any proposed registered offering of securities of the Company in which any Shareholder has the right to include Registrable Securities pursuant to this Section 4.2, such Shareholder agrees (A) to supply any information reasonably requested by the Company in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering and (B) to execute and deliver any agreements and instruments being executed by all holders on substantially the same terms reasonably requested by the Company to effectuate such registered offering, including, without limitation, underwriting agreements, custody agreements, lock-ups, “hold back” agreements pursuant to which such Shareholder agrees not to sell or purchase any securities of the Company for the same period of time following the registered offering as is agreed to by the other participating holders, powers of attorney and questionnaires. The Company shall enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to effect such registered offering and facilitate the disposition of such Registrable Securities, including (i) to furnish customary opinions of counsel representing the Company addressed to the underwriters, if any, in customary form, scope and substance, (ii) to provide a comfort letter from the independent auditors of the Company addressed to the underwriters, if any, in customary form, scope and substance, and (iii) if necessary and requested by a Shareholder including Registrable Securities in the offering, the reasonable participation of Company management in roadshows in manner and for a duration customary for offerings of such size.

(iii) If the Company requests that the Shareholders take any of the actions referred to in paragraph (ii) of this Section 4.2(e), the Shareholders shall take such action promptly but in any event within three (3) Business Days following the date of such request. Furthermore, the Company agrees that it shall use commercially reasonably efforts to obtain any waivers to the restrictive sale and purchase provisions of any “hold back” agreement that are reasonably requested by a Shareholder.

(f) Copies of Registration Statements. The Company will, if requested, prior to filing any Registration Statement pursuant to this Section 4.2 or any amendment or supplement thereto, furnish to the Shareholders, and thereafter furnish to the Shareholders, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such Registration Statement (including each preliminary prospectus) as the Shareholders may reasonably request in order to facilitate the sale of the Registrable Securities by the Shareholders.

(g) Expenses. The Company shall pay all Registration Expenses in connection with a Company Registration or any Shareholder Registration, provided that each Shareholder shall pay all applicable underwriting fees, discounts and similar charges pro rata according to the number of securities to be registered under the applicable Registration Statement.

(h) Termination of Registration Rights. An Investor’s rights under this Article 4 shall terminate at such time as an Investor no longer owns any Registrable Securities.

ARTICLE 5

CERTAIN OTHER UNDERTAKINGS

Section 5.1 Additional Consideration Deed. Notwithstanding any other provision of this Agreement, no transfer by Apollo, FSI or any Future Transferee of any MOIC Equity Securities (as each such term is defined in the Additional Consideration Deed) shall be permitted at any time, to a Person who is such transferor’s affiliate unless as a condition to such transfer the Relevant Transferee first agrees to be subject to the terms of and becomes a party to the Additional Consideration Deed as an “Obligor” (as defined therein).

ARTICLE 6

MISCELLANEOUS

Section 6.1 Further Assurances. Each party shall, upon the request from time to time of the Company and without further consideration, promptly do, execute and perform all such other acts, deeds and documents as may be reasonably requested by any party to carry out fully the purposes and intent of this Agreement, including by procuring that any Directors appointed by it pursuant to Article 2 comply with the restrictions and obligations applicable to Directors under the terms of this Agreement.

Section 6.2 No Waiver. Except as otherwise specifically provided herein, any party may waive any right of such party under this Agreement by an instrument signed in writing by such party. No waiver by a party of a failure by any other party to perform any provision of this Agreement operates or is to be construed as a waiver in respect of any other failure whether of a like or different character.

Section 6.3 Amendments. This Agreement may only be amended or modified by a writing signed by each of the parties to this Agreement.

Section 6.4 Assignments; Binding Effect. Except as provided in this Section 6.4, no Investor or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 6.5 Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement. The parties shall use all reasonable endeavours to replace any invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

Section 6.6 No Partnership. Nothing in this Agreement (or any of the arrangements contemplated by it) is or shall be deemed to constitute a partnership between the parties nor, except as may be expressly set out in it, constitute a party as the agent of any other party for any purpose.

Section 6.7 Entire Agreement. This Agreement, the Schedules attached to it, and the documents and agreements referred to in it set out the entire agreement and understanding between the parties with respect to the subject matter of it and each party confirms that it is not party to any other agreement, whether orally or in writing, with respect thereto. This Agreement supersedes any prior agreement, whether orally or in writing, which ceases to have any further force or effect. Each party acknowledges that in entering into this Agreement, it is not relying upon any pre-contractual statement which is not set out in this Agreement. Except in the case of fraud, no party shall have any right of action against any other party to this Agreement arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in this Agreement. For the purposes of this Section 6.7, pre-contractual statement means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time prior to the date of this Agreement.

Section 6.8 Company Organizational Documents; Further Undertakings. The parties shall, so far as they are legally able:

(a) exercise all voting and other rights and powers available to them to give effect to the provisions of this Agreement, and refrain from exercising, asserting or making any claims to enforce any rights and powers available to them under the Company Articles and the Dutch Civil Code to the extent inconsistent with the terms and conditions of this Agreement; and

(b) procure that any amendment required to give effect to the provisions of this Agreement is made to the Company Articles, Board Rules or other constitutional documents of the Company or any of its Subsidiaries.

Section 6.9 No Fetter on the Company. The Company is not bound by any provision of this Agreement to the extent that it constitutes an unlawful fetter on any statutory power of the Company. This shall not affect the validity of the relevant provision as between the other parties to this Agreement or the respective obligations of the other parties as between themselves under Section 6.8.

Section 6.10 Notices. Any notice or other formal communication to be given under this Agreement shall be effective if in writing and signed by or on behalf of the party giving it and (a) delivered by hand, (b) sent by facsimile or (c) sent by reliable overnight courier to the addresses set forth on Schedule 1. Each of the parties may specify a different address for purposes of this Section 6.10 by giving notice pursuant to this Section 6.10 to each of the other parties hereto. Unless otherwise specified herein, notices or other communications shall be deemed effective and delivered (a) on the date received, if delivered by hand, (b) on the date transmitted if delivered by facsimile before 5:00 p.m., local time in the jurisdiction of the recipient on a Business Day, and otherwise on the next Business Day or (c) two Business Days after being sent by overnight courier.

Section 6.11 English Language. All notices or formal communications under or in connection with this Agreement shall be in the English language.

Section 6.12 Disputes.

(a) In the event of any dispute, controversy or claim arising out of or in connection with this Agreement, including the breach, termination or invalidity of this Agreement (a “Dispute”), a party may serve formal written notice on each other party that a Dispute has arisen. The parties shall use all reasonable endeavours for a period of 20 Business Days from the date on which such notice of dispute is delivered by one party to each other party (or such longer period as may be agreed in writing between the parties) to resolve the Dispute on an amicable basis.

(b) If the parties are unable to resolve the Dispute by amicable negotiation within the time period referred to in Section 6.12(a), the Dispute shall be immediately referred to the respective senior executive officer of each party who shall attempt, for a period of 10 Business Days from the expiry of the time period referred to in Section 6.12(a), to resolve the Dispute. In the event that the respective chairmen of each party are unable to resolve the Dispute within the stated time period (or such longer agreed period), the Dispute shall be referred to arbitration in accordance with the remaining provisions of this Section 6.12.

(c) Subject to Sections 6.12(a) and (b), the Dispute shall be referred to and finally resolved by arbitration by the London Court of International Arbitration (“LCIA”) under the LCIA Rules, which are deemed to be incorporated by reference into this Section 6.12. The tribunal shall consist of three arbitrators appointed in accordance with the LCIA Rules. The seat of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English. The parties shall have the right to seek interim relief from a court of competent jurisdiction in England, at any time before and after the arbitrator has been appointed, up until the arbitrator has made his final award.

Section 6.13 Injunctive Relief. The parties hereto hereby acknowledge and agree that a violation of any of the terms of this Agreement will cause the other parties and the Company irreparable injury for which an adequate remedy at law is not available, and if any party hereto institutes any action or proceeding to enforce the provisions hereof, any other party against whom such action or proceeding is brought hereby waives the claim or defense therein that an adequate remedy at law exists. Accordingly, it is agreed that each of the parties hereto and the Company will be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically such provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or equity, except as otherwise specifically provided in this Agreement. Each party hereby waives any requirement of any posting of bond.

Section 6.14 Counterparts. This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

Section 6.15 No Rights Under Contracts (Rights of Third Parties) Act of 1999. Nothing in this Agreement, express or implied, is intended to confer on any person or entity, other than the parties, any rights or remedies under, or by reason of, this Agreement and the Contracts (Rights of Third Parties) Act of 1999 shall not apply to this Agreement.

Section 6.16 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CONSTELLIUM N.V.

By:
Name:
Title:

APOLLO OMEGA (LUX) S.à R.L.

(société à responsabilité limitée)

Registered office: 44, Avenue J. F. Kennedy

L - 1855 Luxembourg, Grand Duchy of Luxembourg

Share capital: EUR 12,500

R.C.S. Luxembourg: B 153.031

By:
Name:
Title:

AMI (LUXEMBOURG) S.À R.L.

(société à responsabilité limitée)

Registered office: 44, Avenue J. F. Kennedy

L - 1855 Luxembourg, Grand Duchy of Luxembourg

Share capital: EUR 12,500

R.C.S. Luxembourg: B 141.573

By:
Name:
Title:

RIO TINTO INTERNATIONAL HOLDINGS LTD.

By:
Name:
Title:

FONDS STRATÉGIQUE D’INVESTISSEMENT

By:
Name:
Title:

Schedule 1

Notices

Notices provided pursuant to the Shareholders Agreement shall be delivered as follows:

If to the Company, to:

Constellium N.V.

Tupolevlaan 41-61

1119 NW, Schiphol-Rijk,

The Netherlands

Facsimile:

Attention:

and to:

Apollo Management International LLP

25 St. George Street

London W1S 1FS

United Kingdom

Facsimile:     +44 (0) 20 7016 5066

Attention:     Mr. Gareth Turner

    Mr. Matthew Nord

If to Apollo, to:

Apollo Omega (Lux) S.à r.l.

AMI (Luxembourg) S.à r.l.

c/o Apollo Management International LLP

25 St. George Street

London W1S 1FS

United Kingdom

Facsimile:     +44 (0) 20 7016 5066

Attention:     Mr. Gareth Turner

    Mr. Matthew Nord

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

United States

Facsimile:     +1 212-403-2000

Attention:     Mr. Andrew J. Nussbaum

Schedule 1-1

If to Rio Tinto, to:

Rio Tinto International Holdings Ltd.

2 Eastbourne Terrace

London W2 6LG

United Kingdom

Facsimile:     +44 (0)20 7781 1812

Attention:     Group Counsel - Strategic Projects

With a copy (which shall not constitute notice) to:

Linklaters LLP

One Silk Street

London

EC2Y 8HQ

Facsimile:     +44 (0)20 7456 2222

Attention:     Ian Bagshaw / Jessamy Gallagher

If to FSI, to:

Fonds Stratégique d’Investissement

56 rue de Lille

Paris 75007

France

Facsimile:     + 33 1 58 50 12 07

Attention:     Mr. Bertrand Finet

Schedule 1-2